UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2009

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2009 the Company entered into an agreement with Mariposa Resources, Ltd (“Mariposa”) under which the Company granted Mariposa an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada (the “Claims”), which Claims total in excess of 3,900 hectares, in consideration of the issuance of 1,000,000 common shares of Mariposa to the Company within six months of the date of signing of the agreement. The Claims are subject to a two percent net smelter royalty which can be paid out for the sum of $1,000,000(CDN).  Mariposa can earn an undivided 50% interest in the Claims by carrying out a $50,000 (CDN) exploration and development program on the Claims on or before September 25, 2010 plus an additional $200,000 (CDN) exploration and development program on the Claims on or before September 25, 2011.  In the event that Mariposa acquires an interest in the Claims, the Company and Mariposa have further agreed, at the request of either party, to negotiate a joint venture agreement for further exploration and development of the Claims.

As part of the agreement between the Company and Mariposa, on September 24, 2009 the Company entered into an agreement with Brian Smith, a shareholder of the Company, under which Mr. Smith agreed, inter alia, to subordinate, and upon Mariposa acquiring an undivided 50% interest in the Claims, to release, his right to a first floating charge over the assets of the Company granted under the two convertible debentures previously issued to Mr. Smith by the Company as it relates to the undivided 50% interest in the Claims to be acquired by Mariposa.  In consideration of Mr. Smith agreeing to the subordination and release of his right to a first floating charge as aforesaid, the Company agreed to amend the provisions of the two convertible debentures issued to Mr. Smith by the Company by reducing the share conversion and share purchase warrant prices and increasing the number of share purchase warrants provided thereunder.  In the case of the convertible debenture issued for US dollars, the share conversion and share purchase warrant prices were reduced from $0.02(US) to $0.0075(US) and the number of share purchase warrants were increased from 6,333,850 to 16,890,267, and in the case of the convertible debenture issued for CND dollars, the share conversion and share purchase warrant prices were reduce from $0.025(CND) to $0.008(CND) and the number of share purchase warrants were increased from 5,004,000 to 15,637,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President